SCHEDULE 14A INFORMATION

                         Proxy Statement Pursuant to
                            Section 14(a) of the
                       Securities Exchange Act of 1934
                             (Amendment No.     )

  Filed by Registrant   [   ]
  Filed by a Party other than Registrant    [ X ]
  Check the appropriate box:
       [   ]  Preliminary Proxy Statement
       [   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
       [ X ]  Definitive Proxy Statement
       [   ]  Definitive Additional Materials
       [   ]  Soliciting Material Pursuant to Section 240.14a-12


                                RENTECH, INC.
               (Name of Registrant as Specified In Its Charter)

                     LOREN L. MALL, BREGA & WINTERS P.C.
     (Name of Person(s)) Filing Proxy Statement if other than Registrant)

  Payment of Filing Fee (Check the appropriate box):
       [ X ]  No fee required.
       [   ]  Fee computed on table below per Exchange Act Rules
              14a-6(i)(1) and 0-11.
                1)  Title of each class of securities to which
                    transaction applies.
                    -------------------------
                 2)  Aggregate number of securities to which transaction
                     applies.
                     -------------------------
                 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                     -------------------------
                 4)  Proposed maximum aggregate value of transaction:

                     ------------
                 5)  Total fee paid:

                     ------------

       [   ]  Fee paid previously with preliminary materials.

       [   ]  Check box if any part of the fee is offset as provided by
  Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)  Amount Previously Paid:
                                          ---------------
            2)  Form, Schedule or Registration Statement No.:
                                                               -------
            3)  Filing Party:
                                -----------------------------------
            4)  Date Filed:
                                -----------------------------------

                              RENTECH, INC.


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD MARCH 26, 2002

       You are cordially invited to attend the annual meeting of shareholders of Rentech, Inc. to be held at the Courtyard by Marriott, Cosmopolitan Room, 934 16th Street, Denver, Colorado, on Tuesday, March 26, 2002 at 9:00 a.m. (local time) for the following purposes:

       1.     To elect two directors for terms of three years each; and

       2. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

       Accompanying this notice is a form of proxy, a proxy statement, and a copy of Rentech's 2001 annual report to shareholders. The 2001 annual report to shareholders is not a part of the proxy solicitation material.

       Only holders of record of the common stock of Rentech at the close of business on January 21, 2002 will be entitled to notice of and to vote at the meeting and any adjournments or postponements of the meeting.

                           By Order of the Board of Directors


                           RONALD C. BUTZ,
                           Secretary
  Denver, Colorado
  January 25, 2002

                           YOUR VOTE IS IMPORTANT

       This proxy statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors, for the 2002 annual meeting of shareholders. The proxy statement and the related proxy form are being distributed on or about January 25, 2002. You can vote your shares using one of the following methods:

       - Vote through the Internet at the website shown on the proxy card. Vote by telephone using the toll-free number shown on the proxy card.
       -  Complete and return a written proxy card.
       - Attend the Company's 2002 annual meeting of shareholders and vote.

       Votes submitted through the Internet or by telephone must be received by 4:00 p.m. Eastern Time, on March 25, 2002. Internet and telephone voting are available 24 hours per day. If you vote via Internet or telephone, you do not need to return a proxy card.

       You are invited to attend the meeting; however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

                                 RENTECH, INC.
                        1331 17th Street, Suite 720
                         Denver, Colorado 80202


                                PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 26, 2002

       This proxy statement is furnished to shareholders in connection with solicitation by the Board of Directors of Rentech, Inc. of proxies for use at the annual meeting of shareholders to be held at the Courtyard by Marriott, Cosmopolitan Room, 934 16th Street, Denver, Colorado, on Tuesday, March 26, 2002 at 9:00 a.m., local time, and at any adjournments or postponements of the meeting.

       Rentech anticipates that this proxy statement and the accompanying form of proxy will be first sent or given to shareholders on or about January 25, 2002.


                     VOTING SECURITIES AND VOTING RIGHTS

       Only shareholders of record at the close of business on January 21, 2002 are entitled to vote at the annual meeting or any adjournments or postponements of the meeting. On that date, 68,597,224 shares of common stock were outstanding. Each share of common stock outstanding on that date entitles the holder to one vote on each matter submitted to a vote at the meeting. Cumulative voting is not allowed.

       Shareholders may vote in person or by proxy at the annual meeting. All properly executed proxies received prior to the commencement of voting at the meeting, and which have not been revoked, will be voted in accordance with the directions given. If no specific instructions are given for a matter to be voted upon, the proxy holders will vote the shares covered by proxies received by them (i) FOR the election of the nominees to the Board of Directors, (ii) in accordance with the directors' recommendations on any other matters that may come before the meeting.

       A quorum for the transaction of business at the meeting requires the presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting. If a quorum is present at the meeting, the two nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting will be elected directors. Any other matters submitted to a vote of the shareholders will be approved if they receive the affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote on the matter. Abstentions from votes and "broker non-votes" (shares held by brokers or nominees which are voted on at least one matter but which are not voted on a particular matter because the broker or nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner of such shares) will be counted as present for purposes of determining whether a quorum is present at the annual meeting. Abstentions will be treated as present and entitled to vote at the meeting. Accordingly, abstentions (i) will have no effect on the outcome of the election of directors, and (ii) will have the same effect as a vote against all other matters presented to shareholders at the annual meeting. Broker non-votes on a matter will not be considered present and entitled to vote on that matter, and accordingly, (i) will have no effect on the outcome of a matter requiring the approval of the holders of a plurality or majority of the shares present, in person or by proxy, and entitled to vote at the annual meeting, and (ii) will have the same effect as a vote against a matter requiring the approval of a majority of all shares outstanding and entitled to vote at the annual meeting.

       Without affecting any vote previously taken, any shareholder may revoke a proxy at any time before it is voted, either by delivering to the Secretary of Rentech a written notice of revocation or a properly signed proxy bearing a later date, or by voting in person at the annual meeting. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

       Proxies will be solicited primarily by mail. In addition, officers, directors and employees of Rentech may solicit proxies in person or by telephone and facsimile transmission, for which they will not receive additional compensation. Rentech will pay the costs of soliciting and distributing proxies. Rentech may engage third parties to assist in soliciting proxies. If it does, Rentech would incur additional costs.


                               PROPOSAL NO. 1

                           ELECTION OF DIRECTORS

       Rentech's Board of Directors currently consists of six members. The board is divided into three classes of two directors each. The directors in each class are elected for three years and until the election and qualification of their successors.

       John P. Diesel and Dennis L. Yakobson have been nominated for reelection as directors for a term of three years each. The two nominees are presently members of the Board of Directors. All other members of the Board of Directors will continue in office until the expiration of their respective terms at the 2003 or 2004 annual meeting of shareholders.

       If your vote is properly submitted through the Internet or by telephone, or if the accompanying proxy card is properly signed and returned to Rentech at or prior to the annual meeting, it will be voted for the election of the nominees, unless contrary instructions are specified. Although the Board of Directors has no reason to believe that either of the nominees will decline or be unable to serve as a director, should that occur, the persons appointed as proxies in the accompanying proxy card intend to vote, unless the number of nominees or directors is reduced by the Board of Directors, for such other nominee or nominees as the Board of Directors may designate. The Board of Directors recommends a vote FOR these two nominees.


  Information Regarding Nominees for Election to the Board of Directors:

       Dennis L. Yakobson, President, Chief Executive Officer, and Chairman of the Board

       Mr. Yakobson, age 65, is Chief Executive Officer of Rentech. He has served as a director of Rentech and chairman of the board since 1983. He was employed as vice president of administration and finance of Nova Petroleum Corporation, Denver, Colorado, from 1981 to 1983. From 1979 to 1983, he served as a director and secretary of Nova Petroleum Corporation, Denver, Colorado. He resigned those positions in November 1983 to become a director and assume the presidency of Rentech. From 1976 to 1981 he served as a director, secretary and treasurer of Power Resources Corporation, Denver, a mineral exploration company, and was employed by it as vice president-land. From 1975 to 1976 he was employed by Wyoming Mineral Corporation in Denver as a contract administrator. From 1971 through 1975 he was employed by Martin Marietta Corporation, Denver, as marketing engineer in space systems. From 1969 to 1971 he was employed by Martin Marietta (now Lockheed Martin Corporation) in a similar position. From 1960 to 1969 he was employed by Grumman Aerospace Corporation, his final position with it being contract administrator with responsibility for negotiation of prime contracts with governmental agencies. He received a Bachelor of Science degree in Civil Engineering from Cornell University in 1959 and a Masters Degree in Business Administration from Adelphi University in 1963.

       John P. Diesel, Director

       Mr. Diesel, age 75, has served as a director of Rentech since 1998. In 1972 he became President of Newport News Shipbuilding, a wholly-owned subsidiary of Tenneco. There for five years he was responsible for, among other projects, the design and construction of the nuclear powered aircraft carriers Nimitz class and Los Angeles class submarines. In 1977 he moved to the position of Executive Vice President of Tenneco, Inc., with responsibility for its automotive, farm and construction equipment and packaging businesses. In 1978 he became President and a director of Tenneco. Mr. Diesel was employed by McQuay-Norris Manufacturing Co. from 1951 to 1957 in the production of proximity fuses. He joined Booz Allen and Hamilton in 1957, remaining there until 1961, and being elected to the partnership in that time. Mr. Diesel joined A.O. Smith Corporation as Vice President of Planning, and held a series of manufacturing officer positions, including group vice president. During his tenure at Tenneco, and after retiring, Mr. Diesel served on numerous boards of directors. These directorships included the Aluminum Company of America, Brunswick Corp., Allied Stores, Pullman Corporation, Cooper Industries and Financial Institutions Reinsurance Group, Fansteel Inc., and Telepad Corporation. He received a Bachelor of Science degree in Industrial Engineering from Washington University in 1951. Prior to attending the university he served in the United States Navy as an aviator in the Western Pacific.


  Information Regarding Continuing Directors With Terms Expiring in 2004:

       Ronald C. Butz, Vice President, Chief Operating Officer, Secretary and Director

       Mr. Butz, age 64, has served as a director of Rentech since 1984.
  In October 1989, Mr. Butz was appointed vice president of Rentech, in June 1990 he was appointed secretary, and in May 1998 he became chief operating officer. From 1984 to 1989, Mr. Butz was employed as president of Capital Growth, Inc., a privately-held Colorado corporation providing investment services and venture capital consulting. From 1982 to 1983, Mr. Butz was a shareholder, vice president and chief operating officer of World Agricultural Systems, Ltd., a privately-held Colorado corporation specializing in the international marketing of commodity storage systems. From 1966 to 1982, Mr. Butz was a practicing attorney in Denver, Colorado with the firm of Grant, McHendrie, Haines and Crouse, P.C. He received a Bachelor of Science degree in Civil Engineering from Cornell University in 1961 and a Juris Doctor degree from the University of Denver in 1965.

       Douglas L. Sheeran, Director

       Mr. Sheeran, age 63, has served as a director of Rentech since 1998. Mr. Sheeran is managing director of FCI, Inc., which he founded in 1986. FCI Inc., is a human resource consulting firm located in Shrewsbury, New Jersey which specializes in executive staffing, merger planning and organizational effectiveness. FCI's client base includes Fortune 500 and start-up firms in technology, pharmaceutical, automotive and consumer durable industries. From 1973 until 1986 Mr. Sheeran was employed by Purolator Automotive Group and became Vice President, Human Resources, with responsibilities for multiple North American business units. He held a number of human resource positions of increasing scope and responsibility with Home Life Insurance Company from 1960 to 1962, Kraft Foods from 1962 to 1965, Electronic Associates Inc. from 1965 to 1968, and Celanese Corporation from 1968 to 1973. These positions covered a range of labor relations, organizational development, compensation and benefit responsibilities at both operating sites and corporate staff. He received a Bachelor of Arts degree in Industrial Psychology from Miami University, Oxford, Ohio, in 1960.


  Information Regarding Continuing Directors With Terms Expiring in 2003:

       John J. Ball, Director

       Mr. Ball, age 58, has served as a director of Rentech since 1998.
  He formed the law firm, Broadhurst & Ball, Mississauga, Ontario, and was a partner from 1975 to 1984. He subsequently formed Keyser Mason Ball, Mississauga, as a senior partner from 1984 to present. Upon his admission to the Bar he joined the firm of McMillan Binch, Toronto, as an associate from 1971 to 1975. He received a Bachelor of Education and Arts Degree from Mount Allison University in 1966 and a Bachelor of Laws Degree from Dalhousie University in 1969. He was admitted to the Nova Scotia Bar in 1970 and the Ontario Bar in 1971. He is presently a director of The Mississauga Hospital, Chair of its Bio-Ethics Committee, and was a member of the Board Merger Committee in connection with the amalgamation of The Mississauga Hospital and The Queensway Hospital. Mr. Ball is past member of the Board and Executive Committees of Mount Allison University. He is a past Chair of the Vanier Cup, which sponsors the Canadian National University Football Championship.

       Erich W. Tiepel, Director

       Dr. Tiepel, age 58, has served as a director of Rentech since 1983. Dr. Tiepel has 23 years of experience in all phases of process design and development, plant management and operations for chemical processing plants. In 1981, Dr. Tiepel was a founder of Resource Technologies

  Group, Inc. (RTG), a high technology consulting organization specializing in process engineering, water treatment, hazardous waste remediation, and regulatory affairs. Dr. Tiepel has been president of RTG since its inception. From 1977 to 1981 he was project manager for Wyoming Mineral Corporation, a subsidiary of Westinghouse Electric Corp., Lakewood, Colorado, where his responsibilities included management of the design, contraction and operation of ground water treatment systems for ground water cleanup programs. From 1971 to 1976 he was a principal project engineer for process research for Westinghouse Research Labs. From 1967 to 1971, he was a trainee of the National Science Foundation at the University of Florida in Gainesville, Florida. He obtained a Bachelor of Science degree in Chemical Engineering from the University of Cincinnati in 1967, and a Ph.D. in Chemical Engineering from the University of Florida in 1971.


                   EXECUTIVE OFFICERS AND OTHER KEY MANAGERS

       Information concerning the business experience of Mr. Butz and Mr. Yakobson, who serve as executive officers of Rentech, is provided under the previous section titled "Election of Directors."

       Charles B. Benham, Vice President-Research and Development

       Dr. Benham, age 65, was a founder of Rentech and has been an officer of Rentech since its inception in 1981. He served as president until 1983 and as a director from inception until 1996. From 1977 to 1981, Dr. Benham worked at the Solar Energy Research Institute in Golden, Colorado, on thermal and chemical processes for converting agricultural crop residues to diesel fuel, on thermochemical transport of solar energy using ammonia decomposition and steam reforming of methane, and on high temperature applications of solar energy. He was employed at the Naval Weapons Center, China Lake, California, from 1958 through 1977. There, he performed research and development on thermal and chemical processes for converting municipal solid wastes to liquid hydrocarbon fuels, thermochemical analyses of solid-fueled and ramjet engines, combustor modeling, rocket motor thrust vector control, rocket motor thrust augmentation, catalyst behavior in carbon monoxide oxidation, and in liquid hydrocarbon fuels for ramjet applications. Dr. Benham has published several articles in the fields of liquid fuel production from organic waste, catalyst pellet behavior and rocket propulsion. He received a Bachelor of Science degree in Mechanical Engineering from the University of Colorado in 1958, and a Master of Science degree in Engineering in 1964 and a Ph.D. in Engineering (energy and kinetics) in 1970, both from the University of California at Los Angeles.

       Mark S. Bohn, Vice President-Engineering

       Dr. Bohn, age 51, a founder of Rentech, served as a director from its organization in 1981 to June 1998. Since November 9, 1998 he has been employed by Rentech as Vice President-Engineering. He became president of Rentech Services Corporation upon its organization as a wholly-owned subsidiary in 1999. From 1978 to November 1998 he was employed by Midwest Research Institute at the Solar Energy Research Institute (now National Renewable Energy Laboratory) in Golden, Colorado. He was employed from 1976 through 1978 at the General Motors Research Laboratories in Warren, Michigan. Dr. Bohn is a registered Professional Engineer in Colorado and a Member of the American Society of Mechanical Engineers and the American Institute of Chemical Engineers. He has published numerous articles on liquid fuel production, organic waste, heat transfer, power cycles, aerodynamics, optics, acoustics, and solar thermal energy. He co-authored the textbook Principles of Heat Transfer (Brooks Cole Publishing). He received a Bachelors degree in Mechanical Engineering from Georgia Institute of Technology, Atlanta, Georgia, in 1972, and a Master of Science degree in Mechanical Engineering in 1973 and a Ph.D. in Mechanical Engineering in 1976, both from the California Institute of Technology, Pasadena, California.

       Jim D. Fletcher, General Manager, Petroleum Mud Logging, Inc.

       Mr. Jim D. Fletcher, age 56, has been general manager of Petroleum Mud Logging, Inc. since August 1999. Mr. Fletcher has been employed in the mud logging services industry since 1973. From 1995 to August 1999, Mr. Fletcher was employed by Penson Well Logging as its general manager and marketing officer. From 1988 through 1994, Mr. Fletcher worked for Petroleum Mud Logging, Inc. of Oklahoma City, as a mud logging technician. This corporation sold its assets to Rentech, Inc. in 1999, which is continuing the business. After the purchase by Rentech, Petroleum Mud Logging then named Mr. Fletcher as its general manager, and he continues in that position. From 1981 to 1988, Mr. Fletcher was employed by OFT Exploration in Oklahoma City as a well site geologist, and also worked as a consulting geologist. His first work experience was with Dresser Industries in 1973 to 1974 as a mud logger. Mr. Fletcher obtained a B.S. in Business Administration and a minor in Geology and Economics from Southwestern State College of Oklahoma in 1974.

       Frank L. Livingston, Vice President and General Manager, OKON, Inc.

       Mr. Frank L. Livingston, age 59, has served as Vice President and general manager of OKON, Inc. since Rentech acquired that subsidiary in March 1997. Mr. Livingston joined OKON in 1975 as sales manager and was promoted to Vice President of Sales in 1984. Mr. Livingston also became a 24% owner of OKON at that time. In addition to his sales and marketing responsibilities, he was also responsible for manufacturing and research and development of new products for OKON. Mr. Livingston also served on OKON's board of directors. Since the sale of OKON to Rentech in 1997, Mr. Livingston continues to serve on OKON's board of directors. From 1971 to 1975 Mr. Livingston was employed by Gates Rubber Co. in Denver, Colorado as a sales and marketing manager for a specialty chemical venture start-up business within the company. He also worked as a research market analyst for the venture group. Projects of the venture group included specialty chemicals and lead-acid battery technology, as well as rubber products made by the company for off-shore oil exploration and production. He was employed by Mallinckrodt Chemical Co. from 1965 to 1971. While with it, he worked as a process research chemist and formulator prior to becoming a specialty marketing manager for the industrial chemical division. He received a Bachelor of Science Degree in Chemistry from Colorado State University in 1965.

       Gary A. Roberts, President, REN Corporation

       Mr. Gary A. Roberts, age 63, has been President of REN Corporation since founding the company in 1979. Prior to starting REN, Mr. Roberts was a Research Engineer in the School of Mechanical Engineering at Oklahoma State University. As a Program Manager at the Fluid Power Research Center, he was responsible for projects to develop testing concepts and equipment for the U.S. Army and numerous industrial sponsors. Mr. Roberts was a United States delegate to ISO TC131, the International Standards body which developed standard testing procedures for the fluid power industry. From 1963 to 1970, he served as Manager of Quality Engineering for Cessna Fluid Power Division, Hutchinson, Kansas. Mr. Roberts is a Registered Professional Engineer in California. He holds an Associate Degree in Business Administration from the Hutchinson Community College as well as Bachelor of Science and Master of Science Degrees in Engineering from Oklahoma State University.

       James P. Samuels, Vice President-Finance, Treasurer, and Chief Financial Officer

       Mr. James P. Samuels, age 54, has served as Vice President-Finance, Treasurer and Chief Financial Officer of Rentech since May 1, 1996. He has executive experience in general corporate management, finance, sales and marketing, information technologies, and consulting for both large companies and development stage businesses. From December 1995 through April 1998, he provided consulting services in finance and securities law compliance to Telepad Corporation, Herndon, Virginia, a company engaged in systems solutions for field force computing. From 1991 through August 1995, Mr. Samuels served as chief financial officer, vice president-finance, treasurer and director of Top Source, Inc., Palm Beach Gardens, Florida, a development stage company engaged in developing and commercializing state-of-the-art technologies for the transportation, industrial and petrochemical markets. During that employment, he also served during 1994 and 1995 as president of a subsidiary of Top Source, Inc. From 1989 to 1991, he was vice president and general manager of the Automotive group of BML Corporation, Mississauga, Ontario, a privately-held company engaged in auto rentals, car leasing, and automotive insurance. From 1983 through 1989, Mr. Samuels was employed by Purolator Products Corporation, a large manufacturer and distributor of automotive parts. He was president of the Mississauga, Ontario branch from 1985 to 1989; a director of marketing from 1984 to 1985; and director of business development and planning during 1983 for the Rahway, New Jersey filter division headquarters of Purolator Products Corporation. From 1975 to 1983, he was employed by Bendix Automotive Group, Southfield, Michigan, a manufacturer of automotive filters, electronics and brakes. He served in various capacities, including group director for management consulting services on the corporate staff, director of market research and planning, manager of financial analysis and planning, and plant controller at its Fram Autolite division. From 1973 to 1974, he was employed by Bowmar Ali, Inc., Acton, Massachusetts, in various marketing and financial positions, and in 1974 he was managing director of its division in Wiesbaden, Germany. He received a Bachelor's degree in Business Administration from Lowell Technological Institute in 1970, and a Master of Business Administration degree in 1972 from Suffolk University, Boston, Massachusetts. He completed an executive program in strategic market management through Harvard University in Switzerland in 1984.

       There are no family relationships among the executive officers. There are no arrangements or understandings between any officer and any other person pursuant to which that officer was selected.


      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information as of January 21, 2002 by (i) all persons who own of record or are known to the Company to beneficially own more than 5% of the issued and outstanding shares of Common Stock and (ii) by each director, each director nominee, each of the executive officers named in the tables under "Executive Compensation" and by all executive officers and directors as a group:

                                Amount and Nature of          Percent
  Name(1)(2)                    Beneficial Ownership(3)       of Class
  ---------------------         -----------------------       ---------
  John J. Ball (4)                 167,000                    *
  Charles B. Benham                826,320                    1.2%
  Mark S. Bohn                     815,523                    1.2%
  Ronald C. Butz(5)                790,031                    1.2%
  John P. Diesel                   165,000                    *
  James P. Samuels                 763,500                    1.1%
  Douglas L. Sheeran               255,850                    *
  Erich W. Tiepel                  550,725                    *
  Dennis L. Yakobson(6)            955,824                    1.4%
  All Directors and Executive
      Officers as a Group
      (10 persons)               5,289,773                    7.7%
  C. David Callaham(7)           3,734,840                    5.4%
  ---------------
  *Less than 1%.

  (1) Except as otherwise noted and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer is c/o Rentech, Inc., 1331 17th Street, Suite 720, Denver, CO 80202.
  (2) Shares of common stock subject to options that are exercisable within 60 days of the date of this proxy statement are deemed outstanding for purposes of computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The following shares of common stock subject to stock options are included in the table: John J. Ball - 90,000; Charles B. Benham - 200,000; Mark S. Bohn - 150,000; Ronald C. Butz - 185,000; John P. Diesel - 90,000; James P. Samuels - 180,000; Douglas L. Sheeran - 90,000; Erich W. Tiepel - 150,000; Dennis L. Yakobson - 215,000.
  (3) Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings with the Securities and Exchange Commission.
  (4) Includes 2,000 shares of common stock held by Mr. Ball's wife, as to which Mr. Ball disclaims beneficial ownership.
  (5) Does not include 237,432 shares of common stock held by Mr. Butz's wife, as to which Mr. Butz disclaims beneficial ownership.
  (6) Includes 8,000 shares of common stock held by Mr. Yakobson's wife, as to which Mr. Yakobson disclaims beneficial ownership.
  (7) Includes 440,003 shares of common stock underlying stock purchase warrants.

            MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       The Board of Directors held five meetings during the fiscal year ended September 30, 2001. No director attended fewer than 75% of the meetings of the Board of Directors held during the period for which he has been a director or of the meetings of committees of the Board of Directors on which he served during the period that he served. Directors who are not employees of Rentech are not paid fees for their services. Instead, they have been granted stock options as consideration.

       The Board of Directors has a standing audit committee, a stock option committee and a compensation committee. It has no standing nominating committees.

       The audit committee of the Board of Directors reports to the board regarding the appointment of the Company's independent public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management's procedures and policies relative to the adequacy of internal accounting controls.
  During fiscal 2001, the audit committee consisted of Mr. Ball, Mr. Diesel and Dr. Tiepel, all of whom are independent directors of the Company as defined by the listing standards of the American Stock Exchange. During fiscal 2001, the audit committee met four times.

       The stock option committee currently consists of Dr. Erich W. Tiepel and Douglas L. Sheeran. The committee formally met one time during the fiscal year ended September 30, 2001, and also met informally several other times. The function of the committee is to determine the grant of stock options to the executive officers and the terms of any options granted to them.

       The compensation committee is comprised of Messrs. John J. Ball, John P. Diesel, Douglas L. Sheeran and Dr. Erich W. Tiepel. None of these directors have ever served as officers of the Company. The committee met one time during the last fiscal year.

                             EXECUTIVE COMPENSATION

  Employment Contracts

       Executive officers generally are elected at the annual director meeting immediately following the annual stockholder meeting. Any officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment our best interests will be served thereby, without prejudice to contractual rights, if any, of the person so removed.

       There are no family relationships among the executive officers. There are no arrangements or understandings between any officer and any other person pursuant to which that officer was elected.

       Rentech employs Messrs. Benham, Bohn, Butz, Samuels and Yakobson pursuant to employment contracts that extend for three years into the future. Mr. Livingston and Mr. Fletcher are employed by OKON, Inc. and Petroleum Mud Logging, Inc., respectively, according to contracts that extend to March 31, 2002. Mr. Roberts is employed by a contract that extends to August 31, 2004.

       The contracts provide that the individuals will serve in their present capacities as officers, together with such duties, responsibilities and powers as the Board of Directors may reasonably specify. The contracts provide for annual cost of living adjustments. The contracts impose obligations of confidentiality as well as covenants not to compete with Rentech following termination of employment for any reason whatsoever.


  Compensation

       The following table shows all compensation paid or to be paid by Rentech or any of its subsidiaries, as well as other compensation paid or accrued during the fiscal years indicated to the Chief Executive Officer and the four other highest paid executive officers of Rentech as of the end of Rentech's last fiscal year whose salary and bonus for such period in all capacities in which the executive officer served exceeded $100,000.


                                            Summary Compensation Table
                                                                             Long-Term Compensation
                                                                 ---------------------------------------------
                                    Annual Compensation                   Awards               Payouts
                        -------- ----------------------------     ------------------------     --------
(a)                    (b)       (c)      (d)         (e)         (f)           (g)            (h)       (i)
                                                        Other
Name and                                                Annual    Restricted    Securities               All Other
Principal                                               Compen-   Stock         Underlying     LTIP      Compen-
Position              Year    Salary       Bonus(1)     sation    Award(s)      Options/SARs   Payouts   sation
-----------------     ----    --------     -------      -------   ----------     -----------   -------   ---------
                              ($)          ($)          ($)       ($)            (#)            ($)      ($)
Dennis L. Yakobson    2001    $244,437(2)                $3,233                    60,000
  Chief Executive     2000    $191,356     $120,147     $1,465
   Officer            1999    $161,676                                            35,000
Ronald C. Butz        2001    $217,683(3)                $4,665                    60,000
  Chief Operating     2000    $177,003     $  88,147    $2,596
  Officer             1999    $150,972                                            35,000
Charles B. Benham     2001    $158,083                                            50,000
  Vice President -    2000    $151,442     $  43,046    $1,984
  Research &          1999    $134,308                                            30,000
  Development
Mark S. Bohn          2001    $158,083                                            50,000
  Vice President -    2000    $151,442     $  43,046
  Engineering         1999    $122,609                                            30,000
James P. Samuels      2001    $157,013                  $1,083                    50,000
  Chief Financial     2000    $150,419     $  52,884    $  592
  Officer             1999    $133,144                                            30,000
________________

(1)     After payment of personnel income tax obligations on these sums, the recipients individually elected to invest all their net bonus amounts in Rentech by exercising stock options.
(2)     Of this amount, $44,585 was non-funded deferred compensation.
(3)     Of this amount, $32,936 was non-funded deferred compensation.

  Option/SAR Grants

       The following table sets forth information with respect to the named executives concerning the grant of stock options and/or limited SARs during the last fiscal year:

                               Option/SAR Grants in Last Fiscal Year*
                                      Individual Grants                          Grant Date Value
-----------------------------------------------------------------------------    ----------------
(a)                   (b)             (c)             (d)           (e)          (f)
                      Number of       % of Total                                  Grant
                      Securities      Options/SARs    Exercise                    Date
                      Underlying      Granted to      or Base       Expi-         Present
                      Options/SARs    Employees in    Price         ration        Value
Name                  Granted(#)      Fiscal Year     ($/Sh)        Date          $
------------------    ------------    ------------    ----------    -------       ----------
Dennis L. Yakobson    35,000          13.19%          $1.0625       12/14/2005    $37,187.50
                      25,000                          $1.09         07/22/2006    $27,250.50
Ronald C. Butz        35,000          13.19%          $1.0625       12/14/2005    $37,187.50
                      25,000                          $1.09         07/22/2006    $27,250.50
Charles B. Benham     30,000          11.0%           $1.0625       12/14/2005    $31,875
                      20,000                          $1.09         07/22/2006    $21,800
Mark S. Bohn          30,000          11.0%           $1.0625       12/14/2005    $31,875
                      20,000                          $1.09         07/22/2006    $21,800
James P. Samuels      30,000          11.0%           $1.0625       12/14/2005    $31,875
                      20,000                          $1.09         07/22/2006    $21,800
_______________
*The market price is determined by averaging the closing market price on the date of grant.


  Option/SAR Exercises and Holdings

       The following table sets forth information with respect to the named executives, concerning the exercise of options and limited SARs during the last fiscal year and unexercised options and limited SARs held as of the end of the last fiscal year:

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                           (a)                   (b)           (c)            (d)              (e)
                                                   Number of
                                                                                              Securities       Value of
                                                                                              Underlying       Unexercised
                                                                                              Unexercised      In-the-Money
                                                                 Shares                       Options/SARs     Options/SARs
                                                                 Acquired                     at FY-End(#)     at FY-End
                                                                 On Exercise   Value          Exercisable/     Exercisable/
                                           Name                  (#)           Realized ($)   Unexercisable    Unexercisable ($)
                                           ------------------    -----------   ------------   -------------    ----------------
                                           Dennis L. Yakobson    0             $0             245,000(1)       $ 49,575
                                           Ronald C. Butz        0             $0             185,000(1)       $ 22,400
                                           Charles B. Benham     0             $0             230,000(1)       $ 46,475
                                           Mark S. Bohn          0             $0             180,000(1)       $ 30,475
                                           James P. Samuels      0             $0             380,000(1)       $113,100
-----
(1)     Exercisable.

       Compensation Committee Report on Executive Compensation

       The compensation committee establishes the base salaries and any cash bonuses paid to the Company's executive officers. It is the policy of the committee to position the base salaries of Rentech's executives at levels comparable to those provided to executives of other companies it deems comparable. These include companies engaged in development of new technologies. The policy is designed to link each executive's compensation to individual performance and the Company's achievement of its goals.

       The compensation committee annually reviews the base salary of each of the executive officers of the Company, including Mr. Yakobson, the Chief Executive Officer. In determining salary adjustments, the committee considers several factors. These include individual job performance, responsibility, financial and operational performance of the activities directed by the executive, experience, time in position, future potential, and salary levels of comparable companies. The factors are considered subjectively in the aggregate, and none of the factors is accorded a specific weight. The committee has also reviewed information on the compensation levels of executive officers provided by three annual compensation surveys compiled by independent third parties. The surveys covered approximately 1,500 small to medium size companies. Two of the surveys applied to companies doing business at locations around the United States, and one included only companies located in the Rocky Mountain states. The committee used all of this information to arrive at total compensation for the Company's executive officers that it believes is appropriate to the Company's performance and their individual contributions.

       This report is submitted by the members of the compensation committee.

                                   John J. Ball
                                   John P. Diesel
                                   Douglas L. Sheeran
                                   Dr. Erich W. Tiepel

                       REPORT OF THE AUDIT COMMITTEE

       We have reviewed and discussed the audited financial statements of Rentech for fiscal year 2001 with management. We have also discussed the audited financial statements with Rentech's independent auditors and with management. Our discussions with the independent auditors included, among other things, discussions relating to the auditor's responsibility under generally accepted auditing standards, the processes used by our management in formulating accounting estimates, significant adjustments made during the audit, any disagreements with our management and any difficulties encountered by the independent auditors in performing the audit. We have also received and reviewed written disclosures from the independent auditors relating to any and all relationships between them and Rentech, and we discussed with the auditors any relationship that might affect the objectivity or independence of the independent auditors. Based on those discussions, we are not aware of any relationship between the independent auditors and Rentech that affects the objectivity or independence of the independent auditors.

       Based on the discussions and our review discussed above, we recommended to the Board of Directors that the audited financial statements for fiscal year 2001 be included in Rentech's Annual Report on Form 10-K for 2001 for filing with the SEC. The functions of the audit committee are described in the Company's audit committee charter.

       This report is submitted by the members of the audit committee.

                                   John J. Ball
                                   John P. Diesel
                                   Erich W. Tiepel

       In accordance with the rules and regulations of the SEC, neither the report of the audit committee, the compensation committee, nor the performance graph appearing below will not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of
  Section 18 of the Exchange Act and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

  Stock Performance Chart

       The following chart compares the yearly percentage change in the cumulative shareholder return on our common stock from October 1996 to the end of the fiscal year ended September 30, 2001 with the cumulative total return on the AMEX Major Market Index and the Dow Jones US Oilfield Equipment & Services Index, a published line-of-business index. The comparison assumes $100 was invested on September 30, 1996 in our common stock and in each of the foregoing indices and assumes dividends, if any, were reinvested.

                         [PERFORMANCE GRAPH APPEARS HERE]


                      Total Return Analysis
                    09/30/1996   09/30/1997   09/30/1998   09/30/1999   09/30/2000   09/30/2001
Rentech, Inc.       $100.00      $227.03      $245.96     $135.14       $510.82     $167.57
DJ US Oil
  Drilling, Equip.
   & Services       $100.00      $185.29      $103.04     $132.33       $192.89     $ 92.80
AMEX Major
  Market            $100.00      $134.20      $141.91     $178.17       $171.11     $154.74

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

       Rentech's executive officers and directors are required to file reports of ownership and changes in ownership of Rentech's securities with the Securities and Exchange Commission as required under provisions of Section 16(a) of the Securities Exchange Act of 1934. Based solely on our review of Securities and Exchange Commission filings and amendments to those forms submitted to it, Rentech believes that during the last fiscal year all directors and executive officers have complied with the applicable filing requirements.

                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

       The Board of Directors has selected BDO Seidman, LLP as the independent certified public accountants to audit the books, records and accounts of Rentech for its 2002 fiscal year. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in Rentech nor any connection with Rentech in any capacity otherwise than as independent accountants.

      A representative of BDO Seidman, LLP is expected to be present at the annual meeting of shareholders to answer proper questions and will be afforded an opportunity to make a statement regarding the financial statements.

                SERVICES PERFORMED BY THE COMPANY'S AUDITORS

       Audit Fees. For the year ended September 30, 2001, the Company incurred professional fees and out-of-pocket expenses to its auditors in the amount of $154,391 related to auditing services.

       All Other Fees. The Company was billed $57,113 by its auditors for tax preparation and consulting services provided during fiscal year 2001.

       The Company's audit committee has considered whether the non-audit services provided by the Company's auditors in connection with the year ended September 30, 2001 were compatible with the auditors' independence.

                              SHAREHOLDER PROPOSALS

       Proposals of shareholders intended to be presented at the annual meeting of shareholders held in 2003 must be received by Rentech's corporate secretary on or before October 1, 2002, in order to be eligible for inclusion in Rentech's proxy statement and form of proxy. To be included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

                                  OTHER BUSINESS

       Management does not know of any other matters to be brought before the annual meeting. If any other business items not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with the directors' recommendations on those matters.

                                    By Order of the Board of Directors,


                                    RONALD C. BUTZ
                                    Secretary

     PROXY                        RENTECH, INC.                   PROXY
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2001
              AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  By casting your voting instructions on the reverse side, you hereby (a) acknowledge receipt of the proxy statement related to this meeting, (b) appoint Linda D. Kansorka and Mark A. Koenig as proxies, each with full power of substitution, to vote all shares of Rentech common stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof and (c) revoke any proxies previously given.

  This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the recommendations of the Board of Directors indicated on the reverse side, and according to the discretion of the Board of Directors for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

  RENTECH, INC.  Options for Submitting Proxy

  Vote By Internet - www.proxyvote.com
       Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your voting instruction card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

  Vote By Phone - 1-800-890-8903
       Use any touch-tone telephone to transmit your voting instructions. Have your voting instruction card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you

  Vote By Mail -
       Mark, sign and date your voting instruction card and return it in the postage-paid envelope we've provided or return to Rentech, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


  TO VOTE, MARK BLOCKS BELOW in BLUE OR BLACK INK AS FOLLOWS /  /
  KEEP THIS PORTION FOR YOUR RECORDS

  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
  DETACH AND RETURN THIS PORTION ONLY

                                   RENTECH, INC.

  1.  ELECTION OF DIRECTORS (for terms described in the proxy statement):
  The Board of Directors Recommends a Vote FOR Items 1 and 2.

  For All  /   /   Withhold All  /   /  For All Except  /   /
                                        To withhold authority to vote for
  Nominees:  John P. Diesel             any individual, mark "For All
             Dennis L. Yakobson         Except" and write the nominee's
                                        name on the line below.

  2. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments thereof.

  Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


  ---------------------   ---------    ----------------------   ---------
  Signature                    Date    Signature                     Date
  PLEASE SIGN WITHIN BOX               PLEASE SIGN WITHIN BOX

  A:\proxy-2002-ForEDG.wpd